Exhibit 5.1 and Exhibit 23.1

                          [WILLIAMS MULLEN LETTERHEAD]



                               September 20, 2002

The Board of Directors
LandAmerica Financial Group, Inc.
101 Gateway Centre Parkway
Richmond, Virginia  23235-5153

    Re:    LandAmerica Financial Group, Inc.
           Executive Voluntary Deferral Plan and Outside Directors Deferral Plan

Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by LandAmerica Financial Group, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan, as amended and restated April 24, 2002 (the "Executive Plan") and the LandAmerica Financial Group, Inc. Outside Directors Deferral Plan, as amended and restated April 24, 2002 (the "Directors Plan," and together with the Executive Plan, the "Plans"), of shares of the Company's Common Stock, no par value, payable with respect to certain unsecured obligations of the Company to pay deferred compensation obligations issuable under the Plans (the "Shares"). We have reviewed the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

         In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

         Based upon such examination, it is our opinion that the Shares constituting original issue securities, when issued pursuant to the Registration Statement and the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                           Very truly yours,

                                           Williams Mullen Clark & Dobbins, P.C.



                                           By:      /s/ William L. Pitman
                                               ---------------------------------
                                                    William L. Pitman